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                                                                    EXHIBIT 21.1

                      AFFILIATE                          FORMATION JURISDICTION                     OWNERSHIP
                      ---------                          ----------------------                     ---------
1.       AFCO GP, Inc.                         A Colorado Corporation                              100% Owned

2.       Suzhou NSG AFC Thin Films             A Chinese (PRC) Limited Liability Company            50% Owned
         Electronics Co., Ltd.

3.       Applied Films Corporation,            A Taiwanese (RC) Branch Office                      100% Owned
         Taiwan Branch Office

4.       AFCO C.V.                             A Netherlands Limited Partnership                   100% Owned

5.       U.S. Applied Films Corporation        A Chinese (PRC) Representative Office               100% Owned
         Shanghai Representative Office

6.       Applied Films Asia Pacific Limited    A Chinese (Hong Kong) Private Company               100% Owned
                                               Limited by Shares

7.       Applied Films Corporation, Japan      A Japanese Branch Office                            100% Owned
         Branch

8.       DAF Export Corporation                A Barbados Corporation                              100% Owned

9.       Applied Films Korea Ltd.              A Korean Company                                    100% Owned

10.      Applied Films Belgium N.V.            A Belgium Joint Stock Company                       100% Owned

11.      AFCO Deutschland Holding GmbH         A German Limited Liability Company                  100% Owned
         (Isartor Holding Zwanzigste GmbH)

12.      AFCO Verwaltung GmbH                  A German Limited Liability Company                  100% Owned
         (Isartor Holding Einundzwanzigste
         GmbH)

13.      AFCO GmbH & Co. KG                    A German Limited Partnership                        100% Owned

14.      Leybold Coating GmbH                  A German Limited Liability Company                  100% Owned

15.      Leybold Coating GmbH & Co. KG         A German Limited Partnership                        100% Owned